Exhibit 10.50

                          MASTER LEASE No. 16378-00900

Dated:            As of April 1, 2006
Between:          Banc of America Leasing & Capital, LLC ("Lessor")
Located at:       2059 Northlake Parkway, Suite 400, Tucker, GA  30084
and:              PHC, Inc. ("Lessee")
located at:       200 Lake Street, Peabody, MA  01960

1. AGREEMENT TO LEASE PROPERTY. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the personal property ("Equipment") described in any schedule of Equipment executed by the parties substantially in the applicable form attached hereto as Exhibit A ("Equipment Schedule"), or in such other form as the parties may agree in writing. Each Equipment Schedule shall, except as otherwise may be agreed in writing, incorporate the terms of this Master Lease-Finance Agreement (hereinafter "Master Lease"). Each Equipment Schedule shall, together with the incorporated terms of this Master Lease, constitute a separate lease agreement ("Lease"). If there is a conflict between the language of this Master Lease and the language of an Equipment Schedule, the latter shall prevail with respect to the Lease comprising the Master Lease and such Equipment Schedule,

2. TERM. This Master Lease shall commence on the date set forth above. Each Lease shall continue for the period described in the Equipment Schedule applicable thereto (hereinafter the "Term"); provided that if the Lease does not require the Lessee to purchase the Equipment at the end of the Term stated in the Equipment Schedule, the Lease shall not terminate at the end of such Term unless either Lessor or Lessee has delivered to the other at least one hundred and eighty (180) days prior written notice of such termination, failing which the Term will extend automatically until a period of one hundred and eighty (180) days has elapsed from the date when written notice of termination was delivered by either party to the other. Any such automatic extension shall be deemed included in and part of the Term of the Lease, and Lessee shall continue to pay the periodic rentals and comply with all other terms and conditions of the Lease until the Lease terminates.

3. ACCEPTANCE. Lessee shall inspect the Equipment immediately upon its delivery and installation at Lessee's premises. If Lessee determines that the Equipment has been delivered, installed, and is operating according to the manufacturer's or supplier's specifications. Lessee shall promptly execute and deliver to Lessor a certificate of acceptance of such Equipment prepared by Lessor substantially in the form attached hereto as Exhibit B (hereinafter "Certificate of Acceptance"). The description of Equipment contained or incorporated by reference in any Certificate of Acceptance executed by Lessee, shall be deemed to be incorporated in the Equipment description in the Equipment Schedule. If there is a conflict between a description  in an  Equipment  Schedule  and a  description  in an executed
     Certificate of Acceptance, the latter shall prevail, and the Equipment Schedule description shall be deemed to be amended or supplemented accordingly. Lessee authorizes Lessor to make and initial, on behalf of both Lessor and Lessee, amendments or additions to the description of Equipment contained in the Equipment Schedule to ensure that such description is complete, fair and accurate, including but not limited to amendments or additions relating to invoice or serial numbers, or, with Lessee's consent, to the cost of items of Equipment. Lessor shall not pay for any item of Equipment under a Lease if Lessee is in default of any of its obligations thereunder.

4. RENT. Lessee shall pay all rentals pursuant to the applicable Equipment Schedule (the "Rent") on or before the due dates thereof for the entire Term of each Lease. All Rents shall be deemed earned in full when paid,

5. OBLIGATION TO PAY RENT UNCONDITIONAL. Each lease is a net lease and is non-cancelable for its entire term. Lessee's obligation to pay Rent and all other sums under each Lease, and the rights of Lessor or its assigns in and to such payments, shall be absolute and unconditional, and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or

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     recoupment due or alleged to be due to, or by reason of, any past,  present or future claims which Lessee may have against Lessor or its assigns, or any manufacturer or supplier of the Equipment, or against any other person, for any reason whatsoever including, without limitation, any reason relating to the fitness, design, quality, materials, workmanship, or condition of the Equipment, or to its merchantability, or to its fitness, capacity or durability for any particular purpose, or to any latent or patent defect in the Equipment, or to any actual or alleged patent, copyright, or trade secret infringement relating to the Equipment, or to the Equipment's compliance with the requirements of any applicable law, rule, specification or contract.

6. TITLE. Lessee shall have no right, title or interest in the Equipment, except as expressly set forth in the Lease. All Equipment shall remain personal property and title thereto shall at all times remain in the Lessor or its assigns exclusively. All documents of title and evidences of delivery shall be delivered to Lessor. Lessee hereby assigns to Lessor all and any right, title, and interest it has or may have in and to the Equipment, and in and to Lessee's rights, but not obligations, under any contract or document relating to the Equipment, as of the date of such contract or document, including without limitation any purchase order or invoice for the Equipment. Lessee will not change or remove any insignia or lettering on the Equipment indicating Lessor's ownership thereof. Upon Lessor's request. Lessee shall affix to the Equipment in a prominent place, labels, plates or other markings stating that the Equipment is owned by Lessor. Lessor is hereby irrevocably authorized and appointed by Lessee as its attorney-in-fact to execute, file and record on Lessee's behalf and at Lessee's expense, any financing statement or other instrument recording or giving notice pursuant to applicable law of the interest which Lessor may now have or hereafter may acquire in any Equipment or Lease, including without limitation any financing statement or fixture filing under the Uniform Commercial Code ("UCC"), and any amendment, assignment, termination or continuation thereof. Lessee furthermore agrees to execute and deliver any statement or instrument reasonably required by Lessor for such purpose. Lessee shall, at Lessee's expense, protect and defend Lessor's title against all persons claiming against or through Lessee, and shall at all times keep the Equipment free from any legal process or encumbrances whatsoever, including but not limited to liens, levies and attachments, and shall give Lessor immediate written notice of any threatened or actual legal process or encumbrance affecting or relating to the Equipment, and shall indemnify Lessor from any loss caused thereby. If a Lease is for any reason held not to be a true lease but a lease intended as security. Lessee shall be deemed to have granted Lessor a first security interest in the Equipment and the proceeds thereof, the Lease, and any related collateral.

7. WARRANTY AND LIMITATION OF LIABILITY. Lessor warrants and represents that as long as Lessee shall not be in default of any of the provisions of the Lease, neither Lessor, nor any assignee or secured party of Lessor will disturb Lessee's use or possession of the Equipment and Lessee's unrestricted use thereof for its intended purpose. LESSOR MAKES NO OTHER WARRANTY EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER. LESSEE ACKNOWLEDGES THE FOLLOWING: (A) LESSEE HAS INDEPENDENTLY AND WITHOUT RECEIPT OF OR RELIANCE UPON ANY WARRANTY, REPRESENTATION OR INFORMATION OF ANY KIND FROM LESSOR IN RELATION THERETO, SELECTED BOTH THE EQUIPMENT AND THE SUPPLIER OF THE EQUIPMENT, WHICH IS OF THE SIZE, DESIGN. CAPACITY, AND DESCRIPTION SELECTED BY LESSEE; (B) LESSOR IS NOT THE MANUFACTURER, SUPPLIER OR DISTRIBUTOR OF THE EQUIPMENT, NOR THE AGENT OF ANY OF THEM, NOR ARE ANY OF THEM LESSOR"S AGENT FOR ANY PURPOSE; (C) LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OF ANY KIND WHATSOEVER WITH RESPECT TO THE EQUIPMENT, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OR REPRESENTATION RELATED TO: (1) THE FITNESS. DESIGN QUALITY, MATERIALS, WORKMANSHIP OR CONDITION OF THE EQUIPMENT, OR ITS

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     MERCHANTAB1LITY  OR ITS FITNESS,  CAPACITY OR DURABILITY FOR ANY PARTICULAR
     PURPOSE; (2) ANY LATENT DEFECTS IN THE EQUIPMENT; (3) ANY PATENT, COPYRIGHT, OR TRADE SECRET INFRINGEMENT; AND (4) THE EQUIPMENT'S COMPLIANCE
     WITH  THE  REQUIREMENTS  OF  ANY  LAW,  RULE,   SPECIFICATION  OR  CONTRACT
     PERTAINING THERETO. LESSEE WILL HAVE THE BENEFIT OF ANY MANUFACTURER'S WARRANTIES ON THE EQUIPMENT. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGES. INCLUDING WITHOUT LIMITATION ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, CAUSED OR ALLEGED TO BE
     CAUSED  DIRECTLY,  INDIRECTLY,   INCIDENTALLY  OR  CONSEQUENTIALLY  BY  THE
     EQUIPMENT, BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN, BY ANY CAUSE OR INCIDENT WHATSOEVER IN CONNECTION THEREWITH, WHETHER ARISING IN STRICT LIABILITY. NEGLIGENCE, CONTRACT, EQUITY OR OTHERWISE. OR IN ANY WAY RELATED TO OR ARISINGOUT OF THE LEASE. The parties Intend the Lease to be a "Finance Lease" as defined in Article 2A-103(g) of the UCC; provided that If contrary to such intention the Lease does not constitute a Finance Lease, the Lease shall nevertheless bind the parties fully pursuant to its terms. Lessee has either (a) reviewed and approved any written "Supply Contract" with the "Supplier" (as such terms are defined in the UCC) of the Equipment, or (b) Lessor has Informed or advised Lessee in writing, either previously or by the Lease, (i) of the identity of the Supplier (unless Lessee itself selected the Supplier and directed Lessor to acquire the Equipment from such supplier), (ii) that Lessee may have rights under the Supply Contract, and (iii) that Lessee may contact the Supplier for a description of any such rights. Without limiting the foregoing. Lessee shall look solely and exclusively to the supplier or manufacturer of the Equipment, not to Lessor, for the rights and benefits under any applicable supplier's or manufacturer's warranties, express or implied, relating to the Equipment. To the extent, if any, that the rights and benefits under such warranties may vest in Lessor and may be assignable, such rights and benefits are hereby assigned by Lessor to Lessee, without any recourse whatsoever to Lessor. Lessee shall at its sole expense take all reasonable action to enforce such warranties where available to Lessee.

8. INDEMNITY. Lessee agrees to defend, indemnify and hold Lessor harmless from any and all claims, losses, liabilities (including contract, negligence, tort and strict liability), damages and/or legal proceedings, groundless or otherwise, including any liability for legal costs, fees and expenses, relating to or arising from any Lease or Equipment, including, without limitation, the Equipment's quality, design, manufacture, durability, materials, selection, purchase, delivery, possession, condition, fitness or suitability for any purpose, compliance with any law, regulation or specification, use, operation, maintenance, or return. The liabilities indemnified against by Lessee shall include, without limitation, any actual or alleged liability based on any theory arising in contract, negligence, tort, or equity, including but not limited to any theory of strict liability or products liability. Lessee's obligations hereunder will survive the Term of the Lease with respect to acts or events occurring or alleged to have occurred prior to termination of the Lease or the return of the Equipment to Lessor.

9. INSTALLATION, MAINTENANCE AND REPAIR.

(a) Lessee shall at its expense; (i) be responsible for the delivery, installation, maintenance, service and repair of the Equipment; (ii) use the Equipment only in the regular and lawful course of Lessee's business, within its normal capacity, without abuse, and in a manner contemplated by the manufacturer; (iii) not make any modification, alteration or addition to the Equipment (other than the addition of normal operating accessories or controls! without the consent of Lessor, which shall not be unreasonably withheld; (iv) protect the Equipment from deterioration; and (v) maintain in force a standard maintenance agreement with the manufacturer or other party reasonably acceptable to Lessor, for the repair, service and maintenance of the Equipment in good operating condition, repair and appearance, reasonable wear and tear excepted. Nothing herein shall absolve Lessee from its obligation to furnish a certificate from the manufacturer

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     of the Equipment  upon  surrender of the Equipment  pursuant to Section 14.
     (b) Lessee shall not affix the Equipment to realty in such manner as to change its nature to real property or to cause it to become a fixture pursuant to applicable law. Lessee agrees that the Equipment shall remain personal property at all times regardless of how attached or installed, shall remain at the location shown in the Equipment Schedule and shall not
     be  removed   therefrom   without  the  written  consent  of  Lessor.   All
     modifications, repairs, alterations, additions, operating accessories and controls shall accrue to the Equipment and become the property o-f Lessor. Lessor shall have the right, during Lessee's normal business hours, and subject to any applicable laws and regulations, to enter upon the premises where the Equipment is located in order to inspect, observe, or remove the Equipment or otherwise to protect Lessor's interest therein, and Lessee shall cooperate in affording Lessor the opportunity to do so.

10. TAXES. All taxes, assessments, license fees, and other charges or levies, including, without limitation, any personal property tax, sales tax or use tax, imposed or assessed by any lawful authority upon or against either Lessee or Lessor (except for Federal or State income taxes or franchise taxes payable by Lessor), relating to the ownership, possession, rental or use of the Equipment during the Term of the Lease, shall be paid by Lessee before the same shall become delinquent. To the extent possible under any applicable law relating to personal property taxes. Lessee shall include the Equipment on personal property tax returns which shall be timely filed by Lessee, and Lessee shall timely pay any such taxes payable with respect to the Equipment. If Lessor is required to file such returns, Lessee will promptly furnish to Lessor any information which Lessor reasonably requires to make and file such returns in a timely manner. If Lessee fails to pay any taxes, assessments, fees or other charges or levies for which it is liable pursuant to this Section, Lessor may pay all or any part thereof, and Lessee shall immediately reimburse Lessor in full for the amount so paid by Lessor. Lessee authorizes Lessor to add to the amount of any Rent, any sales or use tax, or similar charges or levies, that may be imposed on or measured by such Rent.

11. INSURANCE. Lessee shall at all times maintain, at its own expense: (a) all-risk insurance covering physical loss of or damage to the Equipment from every insurable cause whatsoever for an amount no less than the higher of the "Casualty Loss Value", as that term is defined in Section 12 hereunder, or the full replacement value of the Equipment; and (b) comprehensive general liability and umbrella liability insurance covering all insurable exposures for bodily injury and property damage relating to the Equipment and/or its use and/or operation (including, without limitation, contractual liability and products liability), in such amounts, against such risks, and with such insurers, as shall be satisfactory to Lessor. Lessor shall with respect to each policy of insurance referred to herein, be named as an additional insured and loss payee pursuant to a

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     standard  long form  endorsement  to such policy.  Each such policy  and/or endorsement shall provide that (i) the coverages afforded thereby to Lessor shall not be canceled or materially changed for any reason without at least thirty (30) days' prior written notice to Lessor; (ii) Lessor's coverage under and interest in the policy shall not be invalidated or otherwise adversely affected by any breach by Lessee or others of any warranty, declaration, representation or condition contained in such policy. Lessor is hereby irrevocably authorized to file any claim or proof of loss under or in connection with any insurance policy maintained by Lessee pursuant to this Section 11.

12. LOSS OR DAMAGE. Lessee shall bear the entire risk of any destruction or loss of or damage to the Equipment or any item thereof for any reason whatsoever, including without limitation, theft, governmental taking, war, strike or Act of God. Lessee shall promptly notify Lessor of any Loss or Damage, and no such event shall relieve Lessee of its obligation to pay the full Rent or any other obligation under the Lease. In the event of any Loss or Damage, Lessee shall at its expense, subject to the option and direction of Lessor: (a) repair any damaged Equipment to the same good condition and repair it was in prior to the Damage; or (b) replace any Equipment which Lessor determines has been damaged beyond repair, or which has been lost, with like Equipment, free of any liens or encumbrances, in good condition and repair; or (c) pay to Lessor upon written demand an amount (hereinafter the "Casualty Loss Value") equal to the sum of: (i) any Rent or other amounts then due under the Lease; (ii> the present value, based on an discount rate of 5% per annum, of any future unpaid Rent payments for the balance of the Term of the Lease; and (iii) the present value, based on a discount rate of 5% per annum, of the amount of any purchase option or requirement stated in the Lease or, where such options or requirements are not so stated, the amount of the fair market value of all the Equipment at the end of the Term of the Lease. For the purposes of this Section and any Lease, the fair market value of Equipment shall be the amount which an end user thereof, negotiating at arm's length, would pay at retail for such Equipment assuming that it was already installed and operational at the location where it will be used. The Lease shall terminate upon payment of the Casualty Loss Value, whereupon all Lessor's right, title, and interest in the Equipment shall vest in Lessee or Lessee's insurer according to their respective interests, "as is, where is" in the then condition and location of the Equipment, and without warranty, express or implied. The proceeds, if any, received by Lessor from any all-risk insurance maintained at Lessee's expense pursuant to Section 11 hereof, shall be applied by Lessor to reimburse Lessee for expenses incurred at Lessor's option and direction in the repair or replacement of lost or damaged Equipment pursuant to this Section, or shall be remitted in full to Lessee if Lessee has upon Lessor's demand paid the Casualty Loss Value.

13.  ASSIGNMENT.

     (a) Lessor may transfer, assign, and sell, and/or grant a security interest in, all or any portion of its right, title, and interest in and to the Equipment, the Lease and/or the Rents or other amounts payable thereunder, to a third party (hereinafter an "Assignee"), and any reference in such Lease to "Lessor" shall thereupon also be deemed to be reference to Assignee. Lessee hereby: (i) consents to any such transfer, assignment, sale and/or grant; (ii) agrees to promptly execute and deliver any instrument as may reasonably be requested by Assignee from time to time to give effect to such transfer, assignment, sale and/or grant, including an acknowledgment by Lessee of its continuing unconditional obligations under the Lease as set forth in Section 5 hereof; and (iii) acknowledges that any such transfer, assignment, sale and/or grant shall not materially change Lessee's duties or obligations under the Lease nor materially increase the burdens or risks imposed on Lessee, or obligate Assignee to perform the obligations, if any, of Lessor under the Lease, except that Assignee shall allow Lessee quiet enjoyment of the Equipment for so long as Lessee complies with all the provisions of the Lease, and shall pursuant to the Lease apply any proceeds which Assignee may receive from insurance maintained by Lessee at Lessee's expense pursuant to Section 11. (b) Lessee's obligation to pay, and Assignee's right to receive, the Rents and other sums due under a Lease, shall be absolute and unconditional as more fully set forth in Section 5 hereof, and, without limitation, shall be unaffected by any failure by Lessor to perform any obligation under the Lease, without prejudice to such recourse, if any, which Lessee separately may have against Lessor arising from such failure. (c) LESSEE SHALL NOT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR: (i) ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THE LEASE; OR (ii) ENTER INTO A SUBLEASE OF ALL OR ANY PART OF THE EQUIPMENT.

14. SURRENDER OF EQUIPMENT. Lessee shall upon termination of a Lease return the Equipment to Lessor at Lessee's expense, subject to the following: (a) not less than thirty (30) days before such return. Lessee shall provide Lessor with a written inventory of the Equipment, including model and serial numbers, details of current manuals, and with all other technical data in Lessee's possession required for the set-up and operation of the Equipment;
     (b) not less than ten (10) days before such return.  Lessee  shall  provide


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     Lessor with a  certificate  by the  manufacturer  or a qualified  equipment maintenance provider acceptable to Lessor, to the effect that the Equipment has been properly inspected, examined and tested, is in good operating condition, repair and appearance, reasonable wear and tear excepted, and will be eligible upon re-sale or re-lease by Lessor, for the manufacturer's standard maintenance agreement for Equipment of comparable age and type;
     (c) the Equipment shall be returned in the same good order and condition in which it is required to be certified, as set forth above, and will be thoroughly cleaned and cosmetically acceptable for immediate installation in a similar environment; (d) the Equipment shall be returned to the location designated by Lessor within the continental United States; (e) if Lessee for any reason fails to return the Equipment to Lessor within ten
     (10) days of termination of the Lease, Lessee shall pay as liquidated damages an amount equal to one hundred and five percent (105%) of the monthly rental payment set forth in the Lease for each month or part thereof that elapses before the Equipment is received by Lessor, without prejudice to Lessor's right, without notice, demand, or legal process, (except as applicable law may require), to enter into the premises where the Equipment is then located and to repossess and remove it, without liability to Lessee for injury or loss suffered through or caused thereby, and all rights of Lessee in the Equipment so repossessed shall terminate absolutely; (f) the provisions of this Section 14 shall not apply if Lessee duly purchases the Equipment from Lessor pursuant to its rights at the end of the Term of any Lease.

15. OTHER COVENANTS AND WARRANTIES OF LESSEE.

     (a) Lessee shall promptly pay all costs, expenses and obligations of every kind and nature incurred in connection with the use or operation of the Equipment which may arise or become due during the Term of the Lease, whether or not specifically mentioned herein.
     (b) The information, statements and financial reports submitted by Lessee to Lessor from time to time are material inducements to the execution by Lessor of any Lease thereafter executed between Lessor and Lessee. Lessee warrants that such information, statements and reports will be true and correct in all material respects as of the date submitted.
     (c) Lessee shall during the Term of any Lease furnish to Lessor: (i) within one hundred and twenty (120) days after the end of each fiscal year of Lessee, the complete audited financial statements of Lessee as at the end of such fiscal year and for the period then ended; (ii) within sixty (60) days after the end of each quarter of each fiscal year of Lessee, interim financial statements reflecting the financial condition of Lessee as at the end of such quarter and the results of its operations and cash flows for the period then ended, prepared in accordance with generally accepted accounting principles, and certified as such by Lessee; and (iii) such other financial information regarding the business affairs and financial condition of Lessee as Lessor may reasonably request from time to time.
     (d) If any Rent or other payment is not paid by Lessee within ten (10) days of its due date under a Lease, Lessee shall, in addition to such Rent, immediately be liable to pay liquidated damages in an amount equal to the lesser of: (i) five percent (5%) of such late payment, or
          (ii) the maximum liquidated damages, late charge, or equivalent such charge, as the applicable law allows in such circumstances. Such liability shall be in addition to any other amounts payable by Lessee as a result of the exercise by Lessor of any of its other remedies under a Lease.
     (e) Lessee warrants that this Master Lease and any Lease hereunder is and shall be duly authorized, and that no provision herein or in any Lease is or shall be inconsistent with Lessee's charter, by-laws, or any loan or credit agreement or other instrument to which Lessee is a party or by which Lessee or its property may be bound or affected.
     (f) Lessee, if a corporation or other form of organization, shall not merge or consolidate with any other person or entity, or change its identity, without Lessor's written consent, which shall not be unreasonably withheld.

16. PERFORMANCE BY LESSOR OF LESSEE'S OBLIGATIONS. If Lessee fails to comply with any of the provisions of a Lease, Lessor shall have the right, but not the obligation, to effect such compliance on behalf of Lessee. In that event, all monies spent and all liabilities and expenses incurred by Lessor in effecting such compliance will immediately be due and payable by Lessee to Lessor.

17. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default under a Lease:

     (a) Any default by Lessee in the due and timely payment of Rent or any other amount due under such Lease, which continues for five (5) days after receipt of written notice thereof from Lessor;
     (b) Lessee's breach of any warranty hereunder, or its failure to furnish and maintain insurance pursuant to Section 11 hereof;
     (c) Any default by Lessee in the performance of any other covenant, term or condition hereunder, which default continues for ten (10) days after receipt of written notice thereof from Lessor;
     (d) Lessee's insolvency or any assignment by Lessee for the benefit of its creditors;

     (e) Any application by Lessee for, or Lessee's consent to, the appointment of a receiver, trustee, conservator or liquidator of Lessee or of all or a substantial part of its assets, or the appointment of such receiver, trustee, conservator or liquidator without the application or consent of Lessee;
     (f) The filing of a petition by or against Lessee under the Bankruptcy Act or any amendment thereto (including, without limitation, a petition for reorganization, arrangement or extension) or under any other insolvency law or laws providing for the relief of debtors, unless:
          (i) Lessee promptly and diligently prosecutes an action to dismiss such petition; and (ii) such petition is dismissed within thirty (30) days of such filing;
     (g) Lessee's abandonment of, or attempt without Lessor's prior written consent to remove, sell, assign, transfer, sublet or part with the possession of, any item of Equipment or any of its rights or obligations under a Lease; or,
     (hi Any representation or warranty made by Lessee in this Master Lease, or in any Equipment Schedule, or in any document furnished by Lessee to Lessor or Assignee in connection with this Master Lease or any Equipment Schedule or with respect to the acquisition or use of the Equipment, which is untrue in any material respect.
     (i) The bankruptcy of any guarantor of Lessee's obligations under such Lease, or any attempt by such guarantor to renounce or repudiate any of its guaranty obligations relating to such Lease.

18. REMEDIES. If an Event of Default occurs under a Lease, Lessor may with respect to such Lease elect to do one or more of the following, all of which are hereby authorized by Lessee: (a) Cause Lessee, immediately upon written demand, to pay to Lessor, as liquidated damages and not as a penalty, the "Default Value", which shall be the sum of: (i) the Casualty Loss Value of the Equipment on the date of such Event of Default; and (ii) any and all costs and expenses incurred by Lessor in connection with the enforcement of any of Lessor's remedies hereunder, including all expenses of repossessing, storing, shipping, repairing and selling the Equipment, and all legal and administrative costs and expenses related thereto, including reasonable in-house administrative and legal costs, and the costs and attorneys' fees of outside counsel; b) Unless and until the Default Value has been paid in full. Lessor may: (i) cause Lessee, upon written demand of Lessor and at Lessee's expense, promptly to return the Equipment to Lessor in accordance with Section 14 hereof, or may without demand or legal process, except as may be required by applicable law, enter into the premises where the Equipment may be found and take possession of and remove such Equipment, without liability for injuries suffered through or loss caused by such repossession, and may ship, store and/or repair such Equipment, whereupon all rights of Lessee in such Equipment shall terminate absolutely; and (ii) upon return or repossession of the Equipment may, in Lessor's reasonable discretion, lease or sell such Equipment, with or without notice and by public auction or private bid, but subject to the requirements of any applicable law, and the proceeds of such lease or sale shall be applied to paying Lessor an amount equal to the Default Value, to the extent not previously paid by Lessee. If the sum of the lease or sale proceeds and any previous payments by Lessee towards the Default Value, is less than the Default Value, Lessee shall remain liable to pay such shortfall to Lessor. Any surplus remaining thereafter will be retained by Lessor. All remedies of Lessor hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Lessor to exercise, and no delay in exercising any right or remedy shall operate as a waiver thereof or modify the terms of any Lease, nor shall any single or partial exercise by Lessor of any right or remedy preclude any other or further exercise of the same or any other right or remedy.

19. LOAN EQUIPMENT SCHEDULES.

     (a) Lessor may from time to time agree to lend and advance funds to Lessee for the purpose of purchasing personal property, and to record the terms and conditions of such transaction {hereinafter a "Loan") in an Equipment Schedule which incorporates the terms and conditions of this Master Lease by reference.

     (b)  If the parties  conclude a Loan by means of such  Equipment  Schedule:
          (i) any reference in this Master Lease to Lessor and Lessee shall be deemed to be references to Lessor and Lessee in their respective capacities as Lender and Borrower pursuant to the Loan, and the terms and conditions of this Master Lease shall mutatis mutandis apply to the contractual rights and obligations of Lessor and Lessee pursuant to the Loan, including, without limitation. Lessee's unconditional obligation to pay periodic repayment amounts under the Loan subject to the same terms and conditions as apply to Lessee's obligation to pay Rent under a Lease; (ii) Lessee, in its capacity as Borrower, grants Lessor, in its capacity as Lender, a security interest in each item of personal property described as "Equipment" in any Equipment Schedule recording a Loan, as security for the due and timely fulfillment of all Lessee's obligations under such Loan.

20. MISCELLANEOUS.

     (a) Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial. This Master Lease and any Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Lessee hereby consents to the non-exclusive jurisdiction of any State or Federal court of competent jurisdiction located within the State of New Jersey, for the adjudication of all and any lawsuits, claims, controversies or proceedings to which Lessor or its assigns may be a party, arising out of or in connection with any rights. obligations or interests under this Master Lease, any Lease, and/or any Equipment. Lessor and Lessee Each Irrevocably Waive All Right to Trial by Jury of Any Such Lawsuits, Claims, Controversies or Proceedings.
     (b) (b) Place and Time of Performance. Each Lease shall be deemed to have been formed and executed at Lessor's place of business in New Jersey. Lessee shall pay Rents and any other amounts payable under each Lease at such place, unless requested otherwise by Lessor or its assignee in writing. Time is of the essence in the performance of Lessee's obligations hereunder.
     (c) (c) Suspension of Obligations of Lessor. Prior to delivery of any item of Equipment hereunder, the obligations of Lessor hereunder shall be suspended to the extent that it is hindered or prevented from complying therewith because of labor disturbances, including strikes and lockouts, acts of God, fire, storms, accidents, failure of the manufacturer to deliver any item of Equipment, governmental regulations or interference, or any cause whatsoever not within the sole control of the Lessor.
     (d) (d) Partial Validity. If any provision hereof, or its application to any person or circumstances, shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.
     (e) Notices. Any notice required or permitted to be given by the provisions hereof shall be delivered to a party at the address indicated above (or at such other address as a party shall specify to the other party in writing) by courier or by registered or certified mail. Proof of sending such notice shall be the responsibility of sender.
     (f) Amendments. This Master Lease and each Lease constitutes the entire agreement between Lessor and Lessee and may not be contradicted by evidence of prior, contemporaneous or subsequent oral discussions, negotiations or agreements of the parties. There is no understanding, oral or written, which is not contained herein or therein. This Master Lease and any Lease hereunder may not be amended except by a written instrument signed by Lessor and Lessee, except as otherwise permitted herein or in a lease.
     (g) (g) Successors; Survival of Covenants. This Master Lease and any Lease shall be binding on and inure to the benefit of the parties hereto and their permitted successors and assigns. All of Lessee's covenants under this Master Lease and Equipment Schedule(s) shall survive the delivery and return of the Equipment leased hereunder.
     (h) (h) Originality. This Master Lease and any Equipment Schedule or Certificate of Acceptance shall be executed with only one original, and only the transfer or assignment of an original Equipment Schedule shall be effective to transfer Lessor's rights under a Lease, or to perfect, by possession, a security interest therein.
     (i) Banc of America Leasing & Capital, LLC is a Delaware limited liability company.

 Executed as of the date first written above.

   LESSOR: Banc of America Leasing & Capital, LLC     LESSEE: PHC, Inc.

   By:     /s/ P. Wesley Yount, III                   By:  /s/  Paula C. Wurts

   Name:   P. Wesley Yount, III                       Name:    Paula C. Wurts

   Title:  Senior Vice President                      Title:  CFO

                           EQUIPMENT SCHEDULE No. 001

Dated:            As of April 1, 2006
Under:            MASTER LEASE No. 16378-00900   dated as of April 1, 2006
Between:          Banc of America Leasing & Capital, LLC ("Lessor")
located at:       2059 Northlake Parkway, Suite 400, Tucker, GA  30084
and:              PHC, Inc. ("Lessee")
located at:       200 Lake Street, Peabody, MA  01960


     1.   EQUIPMENT DESCRIPTION AND LOCATION: See Attachment A.

     2. COMMENCEMENT DATE: The date set forth in the Certificate of Lease Acceptance as the Lease Acceptance Date.

     3. TERM: The lease Term commences on the Commencement Date and continues for 39 months thereafter.

     4. RENT: 39 monthly payments due on the first day of each month, beginning on the Commencement Date, payable as follows: 3 consecutive monthly payments of $0.00, followed by 35 consecutive monthly payments of $6,065.11 followed by 1 consecutive monthly payment of $0.00.

     5. EQUIPMENT ACCEPTANCE: It is anticipated that the Equipment will be delivered to and installed at the Equipment Location over a period of 5 months beginning on the Commencement Date. Lessee shall, as set forth in Attachment C, periodically execute and deliver to Lessor a Certificate of Equipment Acceptance, substantially in the form as Exhibit A hereto which shall: (a) detail those items of Equipment which have been delivered to and accepted by Lessee during the period since the last executed Certificate of Equipment Acceptance; and, (b) serve as authorization for Lessor to pay the Vendors the Cost of the Equipment listed therein.

     6.   EQUIPMENT CHANGES: See Attachment B.

     7.   PAYMENTS TO VENDORS: See Attachment C.

     8. PURCHASE: At the end of such lease Term, provided Lessee is not in default of its obligations hereunder, Lessee shall have the option to purchase all, but not less than all, of the Equipment for its then Fair Market Value, which amount Lessee shall pay to Lessor on the last day of the Term hereof. The term "Fair Market Value" as used herein shall mean the purchase price that would be obtained in an arm's length transaction, assuming the Equipment is in good operating condition and fully installed on the premises where it is to be used.

     9. MASTER LEASE: All the terms and conditions of the Master Lease are incorporated herein by reference as if such terms and conditions were set forth in this Equipment Schedule. Pursuant to Section 10 of the Master Lease, Lessee will file any personal property returns and pay all personal property taxes applicable with respect to the Equipment. Banc of America Leasing & Capital, LLC is a Delaware limited liability company.

     10. ORIGINALITY: This is the only Original Equipment Schedule No. 001. All other copies of this Equipment Schedule No. 001 are xerographic copies only and have been marked as duplicates. Possession of this "Original" is required to perfect, by possession, a security interest in this

          Equipment  Schedule as chattel paper under the UCC.

     11.  Executed as of the date first written above.



   LESSOR:  BANC OF AMERICA LEASING & CAPITAL, LLC     LESSEE:  PHC, Inc.


   By:      /s/ P. Wesley Yount, III                   By:  /s/  Paula C. Wurts

   Name:    P. Wesley Yount, III                       Name:    Paula C. Wurts

   Title:   Senior Vice President                      Title:  CFO

                           EQUIPMENT SCHEDULE No. 002

Dated:            As of April 1, 2006
Under:            MASTER LEASE No. 16378-00900   dated as of April 1, 2006
Between:          Banc of America Leasing & Capital, LLC ("Lessor")
located at:       2059 Northlake Parkway, Suite 400, Tucker, GA  30084
and:              PHC, Inc. ("Lessee")
located at:       200 Lake Street, Peabody, MA  01960


     1.   EQUIPMENT DESCRIPTION AND LOCATION: See Attachment A.

     2. COMMENCEMENT DATE: The date set forth in the Certificate of Lease Acceptance as the Lease Acceptance Date.

     3. TERM: The lease Term commences on the Commencement Date and continues for 66 months thereafter.

     4. RENT: 66 monthly payments due on the first day of each month, beginning on the Commencement Date, payable as follows: Payments 1 - 6 @ $0.00, followed by payments 7 - 10 @ $3,000.00 followed by payments 11 - 65 @ $9,868.71 followed by payment 66 @ $0.00.

     5. EQUIPMENT ACCEPTANCE: It is anticipated that the Equipment will be delivered to and installed at the Equipment Location over a period of 21 months beginning on the Commencement Date. Lessee shall, as set forth in Attachment C, periodically execute and deliver to Lessor a Certificate of Equipment Acceptance, substantially in the form as Exhibit A hereto which shall: (a) detail those items of Equipment which have been delivered to and accepted by Lessee during the period since the last executed Certificate of Equipment Acceptance; and, (b) serve as authorization for Lessor to pay the Vendors the Cost of the Equipment listed therein.

     6.   EQUIPMENT CHANGES: See Attachment B.

     7.   PAYMENTS TO VENDORS: See Attachment C.

     8. PURCHASE: At the end of the Term hereof. Lessee shall, without notice or demand, purchase the Equipment for $1.00, which amount Lessee shall pay to Lessor on the last day of the Term hereof.

     9. MASTER LEASE: All the terms and conditions of the Master Lease are incorporated herein by reference as if such terms and conditions were set forth in this Equipment Schedule. Pursuant to Section 10 of the Master Lease, Lessee will file any personal property returns and pay all personal property taxes applicable with respect to the Equipment. Banc of America Leasing & Capital, LLC is a Delaware limited liability company.

     10. ORIGINALITY: This is the only Original Equipment Schedule No. 002. All other copies of this Equipment Schedule No. 002 are xerographic copies only and have been marked as duplicates. Possession of this "Original" is required to perfect, by possession, a security interest in this Equipment Schedule as chattel paper under the UCC.

     11.  Executed as of the date first written above.



   LESSOR:  BANC OF AMERICA LEASING & CAPITAL, LLC    LESSEE:  PHC, Inc.


   By:   ____________________________                 By: ____________________

   Name: ____________________________                 Name: __________________

   Title: ____________________________                Title:__________________

                   ATTACHMENT A TO EQUIPMENT SCHEDULE No. 001

Dated:            As of April 1, 2006
Under:            MASTER LEASE No. 16378-00900   dated as of April 1, 2006
Between:          Banc of America Leasing & Capital, LLC ("Lessor")
located at:       2059 Northlake Parkway, Suite 400, Tucker, GA  30084
and:              PHC, Inc.  ("Lessee")
located at:       200 Lake Street, Peabody, MA  01960


1.       EQUIPMENT DESCRIPTION AND LOCATION:


Location A: 200 Lake Street, Peabody, MA 01960

                                          Equipment Make,       (* = Taxable)
Item No.      Quantity      Part No.   Model and Description    Total $ Cost____
________________________________________________________________________________
Vendor:  To be determined

001-01            1                    Hardware                      $200,000.00


                                       Location Total                $200,000.00
                                       Attachment Total              $200,000.00

     Together with all parts, accessories, attachments, substitutions, repairs, improvements and replacements, and any and all rights thereunder and proceeds thereof, including insurance proceeds. The above equipment will be more fully described in Certificates of Equipment Acceptance signed or to be signed by Lessee, each of which is incorporated into and made a part of the Equipment Schedule.

2.       Executed as of the date first set forth above.








LESSOR:  BANC OF AMERICA LEASING & CAPITAL, LLC        LESSEE:  PHC, Inc.


   By:    /s/ P. Wesley Yount, III                     By:  /s/  Paula C. Wurts

   Name:  P. Wesley Yount, III                         Name:    Paula C. Wurts

   Title: Senior Vice President                        Title:  CFO

                   ATTACHMENT A TO EQUIPMENT SCHEDULE No. 002

Dated:            As of April 1, 2006
Under:            MASTER LEASE No. 16378-00900   dated as of April 1, 2006
Between:          Banc of America Leasing & Capital, LLC ("Lessor")
located at:       2059 Northlake Parkway, Suite 400, Tucker, GA  30084
and:              PHC, Inc.  ("Lessee")
located at:       200 Lake Street, Peabody, MA  01960


3.       EQUIPMENT DESCRIPTION AND LOCATION:


Location A: 200 Lake Street, Peabody, MA 01960

                                         Equipment Make,       (* = Taxable)
Item No.      Quantity      Part No.   Model and Description    Total $ Cost____
________________________________________________________________________________
Vendor:  Meditech

Vendor:  Meditech

001-01            1                    Software
                                       License Fee                 $250,125.00*
                                       Implementation              $212,306.00


                                       Location Total              $462,431.00
                                       Attachment Total            $462,431.00

          Together with all parts, accessories, attachments, substitutions, repairs, improvements and replacements, and any and all rights thereunder and proceeds thereof, including insurance proceeds. The above equipment will be more fully described in Certificates of Equipment Acceptance signed or to be signed by Lessee, each of which is incorporated into and made a part of the Equipment Schedule.

4.       Executed as of the date first set forth above.






 LESSOR:  BANC OF AMERICA LEASING & CAPITAL, LLC    LESSEE:  PHC, Inc.


   By:   ____________________________                 By: ____________________

   Name: ____________________________                 Name: __________________

   Title: ____________________________                Title:__________________

                   ATTACHMENT B TO EQUIPMENT SCHEDULE No. 001



Dated:            As of April 1, 2006
Under:            MASTER LEASE No. 16378-00900   dated as of April 1, 2006
Between:          Banc of America Leasing & Capital, LLC ("Lessor")
located at:       2059 Northlake Parkway, Suite 400, Tucker, GA  30084
and:              PHC, Inc.  ("Lessee")
located at:       200 Lake Street, Peabody, MA  01960


1. EQUIPMENT CHANGES: It is anticipated that the Equipment listed in Attachment A to the Equipment Schedule shall be delivered to and installed at the locations set forth in said Attachment A over a period of 5 months beginning on the Commencement date. Changes to this Equipment will be permitted only as follows:

     (a) At any time before an item of Equipment is delivered to and accepted by Lessee, Lessee may, upon written approval of Lessor, which approval shall not be unreasonably withheld, substitute said Equipment with equipment of similar make, design, function and quality and of equal or lesser cost.

     (b) At any time before an item of Equipment is delivered to Lessee, Lessee may decide to reduce the Equipment listed in said Attachment A by one or more such items of Equipment.

     (c) If Lessee makes changes to the Equipment as allowed in (a) or (b) above, and, as a result of such changes, there is a reduction in the total cost of Equipment being leased under this Equipment Schedule (such reduced amount hereinafter the "Final Total Cost") then, on the date Lessee notifies Lessor in writing that Lessee has accepted the last item of Equipment which it intends to accept, Lessor shall, at Lessor's option, either:

          (i) adjust the remaining monthly lease rentals downwards to appropriately reflect the difference between the Final Total Cost and the Attachment Total set forth in said Attachment A, while at the same time maintaining Lessor's profit level; or,

          (ii) pay Lessee the difference between the Final Total Cost and the Attachment Total set forth in said Attachment A in the manner set for in the "Payments to Vendors" in Attachment C to this Equipment Schedule, as if Lessee was a Vendor of Equipment.

2.   Executed as of the date first written above.


  LESSOR:  BANC OF AMERICA LEASING & CAPITAL, LLC        LESSEE:  PHC, Inc.


   By:    /s/ P. Wesley Yount, III                     By:  /s/  Paula C. Wurts

   Name:  P. Wesley Yount, III                         Name:    Paula C. Wurts

   Title: Senior Vice President                        Title:  CFO

                   ATTACHMENT B TO EQUIPMENT SCHEDULE No. 002


Dated:            As of April 1, 2006
Under:            MASTER LEASE No. 16378-00900   dated as of April 1, 2006
Between:          Banc of America Leasing & Capital, LLC ("Lessor")
located at:       2059 Northlake Parkway, Suite 400, Tucker, GA  30084
and:              PHC, Inc.  ("Lessee")
located at:       200 Lake Street, Peabody, MA  01960


1. EQUIPMENT CHANGES: It is anticipated that the Equipment listed in Attachment A to the Equipment Schedule shall be delivered to and installed at the locations set forth in said Attachment A over a period of 21 months beginning on the Commencement date. Changes to this Equipment will be permitted only as follows:

     (a) At any time before an item of Equipment is delivered to and accepted by Lessee, Lessee may, upon written approval of Lessor, which approval shall not be unreasonably withheld, substitute said Equipment with equipment of similar make, design, function and quality and of equal or lesser cost.
     (b) At any time before an item of Equipment is delivered to Lessee, Lessee may decide to reduce the Equipment listed in said Attachment A by one or more such items of Equipment.
     (c) If Lessee makes changes to the Equipment as allowed in (a) or (b) above, and, as a result of such changes, there is a reduction in the total cost of Equipment being leased under this Equipment Schedule (such reduced amount hereinafter the "Final Total Cost") then, on the date Lessee notifies Lessor in writing that Lessee has accepted the last item of Equipment which it intends to accept, Lessor shall, at Lessor's option, either:

          (i) adjust the remaining monthly lease rentals downwards to appropriately reflect the difference between the Final Total Cost and the Attachment Total set forth in said Attachment A, while at the same time maintaining Lessor's profit level; or,
          (ii) pay Lessee the difference between the Final Total Cost and the Attachment Total set forth in said Attachment A in the manner set for in the "Payments to Vendors" in Attachment C to this Equipment Schedule, as if Lessee was a Vendor of Equipment.

2.   Executed as of the date first written above.



 LESSOR:  BANC OF AMERICA LEASING & CAPITAL, LLC    LESSEE:  PHC, Inc.


   By:   ____________________________                 By: ____________________

   Name: ____________________________                 Name: __________________

   Title: ____________________________                Title:__________________

                   ATTACHMENT C TO EQUIPMENT SCHEDULE No. 001



Dated:            As of April 1, 2006
Under:            MASTER LEASE No. 16378-00900   dated as of April 1, 2006
Between:          Banc of America Leasing & Capital, LLC ("Lessor")
located at:       2059 Northlake Parkway, Suite 400, Tucker, GA  30084
and:              PHC, Inc.  ("Lessee")
located at:       200 Lake Street, Peabody, MA  01960


1. PAYMENT TO VENDORS: It is anticipated that the Equipment listed in Attachment A to this Equipment Schedule shall be delivered to and installed at the locations set forth in said Attachment A over a period of 5 months beginning on the Commencement Date and that Lessor shall, in accordance with the terms set forth, pay to the vendors of the Equipment ("Vendors") on the last day of each Payment Month, set forth in the Schedule of Payments listed below, the corresponding Payment Amount. Notwithstanding the foregoing:

     (a) Lessor shall make no payments to Vendors: (1) if Lessee is in default of its obligations hereunder; and (2) unless Lessee delivers to Lessor an executed Certificate of Equipment Acceptance ("CEA") prepared by Lessor detailing the Equipment which has been accepted by Lessee and the cost of such Equipment; and,

     (b) Lessor shall be allowed 15 days, from the date each CEA is received, to inspect the Equipment listed therein and thereafter shall pay the Vendors of such Equipment the cost of the Equipment on the later of either the last day of the month in which such CEA is received by Lessor or the 16th day following the date such CEA is received by Lessor; provided, however, that the total payments made hereunder:

          (1) through the last day before the last day of a particular Payment Month set forth in the Schedule of Payments listed below shall not exceed either: (i) the Cumulative Payment Amount corresponding to the preceding Payment Month; or (ii) the cumulative total of the Certificate of Acceptance Total set forth in all the CEA's executed by Lessee and delivered to Lessor (the "Cumulative CEA Cost" though that date;
          (2) through the last day of a particular Payment Month set forth in the Schedule of Payments listed below shall not exceed either:
               (i) the Cumulative Payment Amount corresponding to that Payment Month; or, (ii) the Cumulative CEA Cost through that date;
          (3) through the end of the Term hereof shall not exceed the Attachment Total set forth in Attachment A to this Equipment Schedule.

          (c) While Lessee is in default of any of its obligations under this Equipment Schedule, Lessor shall not be obligated to prepare, and Lessee shall not be capable for purposes hereof of executing, any CEA.

2.   SCHEDULE OF PAYMENTS:

              Payment Month     Payment Amount   Cumulative Payment Amount

              2006:
              April              $      0.00              $      0.00
              May                $      0.00              $      0.00
              June               $      0.00              $      0.00
              July               $      0.00              $      0.00
              August             $200,000.00              $200,000.00

3.   Executed as of the date first written above.



  LESSOR:  BANC OF AMERICA LEASING & CAPITAL, LLC        LESSEE:  PHC, Inc.


   By:    /s/ P. Wesley Yount, III                     By:  /s/  Paula C. Wurts

   Name:  P. Wesley Yount, III                         Name:    Paula C. Wurts

   Title: Senior Vice President                        Title:  CFO

                   ATTACHMENT C TO EQUIPMENT SCHEDULE No. 002



Dated:            As of April 1, 2006
Under:            MASTER LEASE No. 16378-00900   dated as of April 1, 2006
Between:          Banc of America Leasing & Capital, LLC ("Lessor")
located at:       2059 Northlake Parkway, Suite 400, Tucker, GA  30084
and:              PHC, Inc.  ("Lessee")
located at:       200 Lake Street, Peabody, MA  01960


1. PAYMENT TO VENDORS: It is anticipated that the Equipment listed in Attachment A to this Equipment Schedule shall be delivered to and installed at the locations set forth in said Attachment A over a period of 21 months beginning on the Commencement Date and that Lessor shall, in accordance with the terms set forth, pay to the vendors of the Equipment ("Vendors") on the last day of each Payment Month, set forth in the Schedule of Payments listed below, the corresponding Payment Amount. Notwithstanding the foregoing:

     (a) Lessor shall make no payments to Vendors: (1) if Lessee is in default of its obligations hereunder; and (2) unless Lessee delivers to Lessor an executed Certificate of Equipment Acceptance ("CEA") prepared by Lessor detailing the Equipment which has been accepted by Lessee and the cost of such Equipment; and,
     (b) Lessor shall be allowed 15 days, from the date each CEA is received, to inspect the Equipment listed therein and thereafter shall pay the Vendors of such Equipment the cost of the Equipment on the later of either the last day of the month in which such CEA is received by Lessor or the 16th day following the date such CEA is received by Lessor; provided, however, that the total payments made hereunder:

          (1) through the last day before the last day of a particular Payment Month set forth in the Schedule of Payments listed below shall not exceed either: (i) the Cumulative Payment Amount corresponding to the preceding Payment Month; or (ii) the cumulative total of the Certificate of Acceptance Total set forth in all the CEA's executed by Lessee and delivered to Lessor (the "Cumulative CEA Cost" though that date;
          (2) through the last day of a particular Payment Month set forth in the Schedule of Payments listed below shall not exceed either:
               (i) the Cumulative Payment Amount corresponding to that Payment Month; or, (ii) the Cumulative CEA Cost through that date;
          (3) through the end of the Term hereof shall not exceed the Attachment Total set forth in Attachment A to this Equipment Schedule.

     (c) While Lessee is in default of any of its obligations under this Equipment Schedule, Lessor shall not be obligated to prepare, and Lessee shall not be capable for purposes hereof of executing, any CEA.

2.   SCHEDULE OF PAYMENTS:

               Payment Month     Payment Amount   Cumulative Payment Amount

              2006:
              April                 $      0.00      $      0.00
              May                   $      0.00      $      0.00
              June                  $      0.00      $      0.00
              July                  $      0.00      $      0.00
              August                $      0.00      $      0.00
              October               $ 46,243.10      $ 46,243.10
              November              $ 78,000.00      $124,243.10
              December              $ 13,050.00      $137,293.10
              2007:
              January               $ 18,050.40      $155,343.50
              February              $ 78,000.00      $233,343.50
              March                 $ 13,050.00      $246,393.50
              April                 $ 18,050.40      $264,443.90
              May                   $ 95,372.00      $359,815.90
              June                  $  3,262.50      $363,078.40
              July                  $  4,512.60      $367,591.00
              August                $ 75,872.00      $443,463.00
              November              $ 18,968.00      $462,431.00


6.       Executed as of the date first written above.





 LESSOR:  BANC OF AMERICA LEASING & CAPITAL, LLC    LESSEE:  PHC, Inc.


   By:   ____________________________                 By: ____________________

   Name: ____________________________                 Name: __________________

   Title: ____________________________                Title:__________________

                         CERTIFICATE OF LEASE ACCEPTANCE



Dated:            As of April 1, 2006
Under:            MASTER LEASE No. 16378-00900   dated as of April 1, 2006
Between:          Banc of America Leasing & Capital, LLC ("Lessor")
located at:       2059 Northlake Parkway, Suite 400, Tucker, GA  30084
and:              PHC, Inc.  ("Lessee")
located at:       200 Lake Street, Peabody, MA  01960



1.   REPRESENTATIONS BY LESSEE: As of the Lease Acceptance Date set forth below,
     Lessee:

     (a) acknowledges that all or some of the Equipment listed in Attachment A to this Equipment Schedule has not yet, and may never be, delivered to Lessee;

     (b)  represents  and  warrants  to  Lessor  that this  lease  and  Lessee's obligations under this Equipment Schedule, including Lessee's unconditional obligation to pay Rent for the Term of this Equipment Schedule, shall commence on the Lease Acceptance Date set forth below, and shall not be affected in any respect whatsoever by the failure of the Vendors to deliver the balance of the Equipment; and,

     (c) agrees to indemnify, defend and hold Lessor harmless from and against any and all losses, claims, suits, actions, liabilities, damages, costs and expenses (including attorney's fees) arising directly or indirectly out of any claim by the vendor for payments for Equipment which are precluded by the terms and provisions of this Equipment Schedule.

2.   LEASE ACCEPANCE DATE: April 1, 2006

1.   Executed as of the Lease Acceptance Date.



   LESSEE:   PHC, Inc.

   By:       /s/ Paula C. Wurts

   Name:     Paula C. Wurts

   Title:    CFO

                                 SOFTWARE RIDER

dated:            as of April 1, 2006
to :              Equipment Schedule No. 1 dated as of April 1, 2006
                   (the "Equipment Schedule")
under :           Master Lease No.  16378-00900 dated as of April 1, 2006
                   (the "Master Lease")
between:          Banc of America Leasing & Capital, LLC ("Lessor")
located at:       2059 Northlake Parkway Suite 400, Tucker, GA  30084
and:              PHC, Inc. ("Lessee")
located at:       200 Lake Street, Peabody, MA  01960


1. The term "Equipment" includes any computer program or application or the license to use such program or application (hereinafter "Software"), that is referred to in Attachment A or any Certificate of Equipment Acceptance hereunder or financed from the proceeds of this Lease.

2. Lessee hereby grants Lessor a security interest in such Software as security for the due and timely compliance by Lessee with all its obligations under the Lease. If Lessee returns the Equipment pursuant to a so-called "Return Option" (if any) set forth in the Equipment Schedule, or if the Equipment Schedule is terminated by Lessor as a result of an Event of Default or otherwise in terms of the Master Lease, Lessee shall promptly upon receipt of Lessor's written demand to do so, discontinue any use of the Software and return all copies in its possession of any item or medium on which such Software is stored, together with any operating manuals or other materials supplied therewith, and will delete or destroy any other copy of such Software which may be stored on or used by any computer or other electronic device in Lessee's possession or control, and Lessee shall, in that event, assure Lessor in writing that all Software has been destroyed and that Lessee is not using the Software after termination.




 LESSOR:  BANC OF AMERICA LEASING & CAPITAL, LLC    LESSEE:  PHC, Inc.


   By:   ____________________________                 By: ____________________

   Name: ____________________________                 Name: __________________

   Title: ____________________________                Title:__________________

                            CERTIFICATE OF INCUMBENCY


RE:           Master Lease No. 16378-00900 dated as of April 1, 2006 and all
               Equipment Schedules thereto
between       Banc of America Leasing & Capital, LLC, as Lessor
located at    2059 Northlake Parkway, Suite 400, Tucker, GA  30084
and           PHC, Inc. (the "Company"), as Lessee
located at    200 Lake Street, Peabody, MA  01960



I hereby certify that I am the duly elected, qualified and presently serving Secretary or Assistant Secretary of the Company. I further certify that as of and since the date first set forth above: (a) each of the persons listed below was duly elected to, and holds the corporate office set forth opposite his or her name; (b) the signature appearing opposite the name of such officer is the genuine signature of such officer; and (c) such person has the power and authority to execute any and all documents on behalf of the Company relating to the above referenced transaction and to bind the Company to perform in accordance with the terms thereof.

NAME OF OFFICER                  OFFICE                   SIGNATURE OF OFFICER

__________________________   ____________________   __________________________

__________________________   ____________________   __________________________

__________________________   ____________________   __________________________




IN WITNESS WHEREOF, I have hereto set my hand as Secretary or Assistant Secretary of the Company this _____day of _____, 20___.







Affix corporate seal          Secretary or Assistant Secretary ________________

If the Secretary or Assistant Secretary is a signatory on any of the documents referred to above, another officer of the Company must countersign below.

                            Officer's Countersignature: _______________________

                                                     Title: ___________________

                      MEDICAL INFORMATION TECHNOLOGY, INC.


AMENDMENT entered into this _____ day of _____________, 2006 by and between MEDICAL INFORMATION TECHNOLOGY, INC. ("MEDITECH") and PHC, Inc. ("Customer")


WHEREAS MEDITECH and Customer entered into a Health Care Information System Software Agreement dated ___________, 2006 ("the Agreement") whereby MEDITECH licensed computer programs ("LICENSED SOFTWARE") for use by Customer, and WHEREAS Customer and MEDITECH desire to amend the Agreement,


NOW THEREFORE, the parties hereto hereby agree as follows:

     1. Article I(C) of the Agreement is deleted in its entirety and substituted in lieu thereof shall be the following:

     "RESTRICTIONS ON TRANSFER

     The LICENSED SOFTWARE shall at all times remain the property of MEDITECH and the license of use granted herein to Customer specifically excludes any right of reproduction, sale, lease, sublicense, or other transfer or disposition of the LICENSED SOFTWARE by Customer except as otherwise expressly stated herein. The rights granted hereunder are granted to Customer only and are not assignable to any other person, corporation, or entity except that, subject to the prior written consent of any lessor or lender which leased or financed the line item fee(s) payable with respect to the LICENSED SOFTWARE, upon the transfer by sale, merger, corporate re-organization, or re-organization in bankruptcy of Customer, of substantially all of the assets of Customer to a successor organization, including Customer following its discharge from bankruptcy pursuant to a plan of re-organization, this Agreement and the rights and obligations of Customer hereunder may be assigned to such successor. Customer agrees to notify MEDITECH promptly in writing of the transfer to such successor and the assumption by such successor of Customer's obligations and responsibilities as described in this Agreement. Customer acknowledges that it, and not MEDITECH, is solely responsible for obtaining the written consent described herein of any lessor or lender which leased or financed the line item fee(s) payable with respect to the LICENSED SOFTWARE. Customer agrees to indemnify MEDITECH and hold MEDITECH harmless from any liability which may arise in connection therewith."

     2. In all other respects the terms and conditions of the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF each party has executed this Amendment as a sealed instrument this _____day of ________, 2006.


                 CUSTOMER                           PHC, Inc.

                 By                         __________________________

                 Title                      __________________________


                  ================================================


                  MEDITECH          Medical Information Technology, Inc.

                  By                _____________________________

                  Title             _____________________________

(logo)

                                           Banc of America Leasing & Capital LLC
                                                              Healthcare Finance
                                                2059 Northlake Parkway Suite 400
                                                                Tucker, GA  3008


April 1, 2006

Lawrence A. Polimeno
Vice Chairman
Medical Information Technology, Inc.
Meditech Circle
Westwood, Massachusetts 02090

Dear Mr. Polimeno,

Re:  Banc of America  Leasing & Capital,  LLC Lease with PHC,  Inc.  ("Lessee"):
Master  Lease  No.   16378-00900   and  Equipment   Schedule  No.  1  thereunder
(hereinafter the "Lease")

This letter is to record and confirm the agreement between Banc of America Leasing & Capital, LLC ("BALC") and Medical Information Technology, Inc. ("Meditech") concerning BALC's rights in relation to the "Licensed Software" as such term is defined in the Health Care Information System Software Agreement between Meditech and Lessee dated December 30, 2004 (hereinafter the "SSA").

1. The intention of the parties hereto is that BALC or its assigns, having entered into the Leases with the Lessee to finance the full license fees and other amounts payable to Meditech under the SSA for perpetual licenses for the Licensed Software, and having paid such fees to Meditech, should be and will be furnished with every opportunity to recover the amounts so financed and paid, without competition from Meditech. Such opportunity shall include the right to transfer rights of use in the Licensed Software and certain other rights and benefits under the SSA to third parties only in the circumstances more fully described below.

2. If BALC or its assigns become aware that the whole or any portion of Lessee's business enterprise or assets which uses or involves the use of the Licensed Software, has been or may be transferred to any third party (hereinafter a "Successor Party") for any reason, including but not limited to any bankruptcy proceeding or plan of reorganization in bankruptcy, agreement, or judicial proceeding, Meditech will upon a written request from BALC or its assigns to do so, agree, free of any charge payable to Meditech, to issue to the Successor Party a perpetual license to use such Licensed Software upon terms no less favorable to the Successor Party than were granted to Lessee under the SSA, or will consent to the transfer to the Successor Party of the perpetual licenses granted to Lessee under the SSA and all other rights and benefits under the SSA, subject, however, to payment by Successor Party to BALC or its assigns, in cash or upon agreed extended payment terms, of such principal amount as may be agreed between BALC or its assigns and Successor Party; provided that such principal amount shall not exceed the net book value of the Lease as reflected in the books of account of BALC or, if BALC has assigned its rights under the Lease to a third-party, in the books of such third-party. Extended payment terms may include the assumption by Successor Party of Lessee's remaining obligations with respect to the payment of amounts due under the Lease or Leases, or some other amount agreed to by BALC. Meditech undertakes to cooperate in good faith with BALC or its assigns to facilitate the granting or transfer of perpetual licenses, and will refrain from any acts or omissions, direct or indirect, which might interfere with BALC's or its assign's ability to achieve the purposes of this letter agreement. The term "Successor Party" shall for the purposes of this letter agreement include the Lessee in bankruptcy (as debtor in possession or otherwise), Lessee's trustee or other representative in bankruptcy, and Lessee upon discharge from bankruptcy.

3. If BALC elects to exercise its rights under a Lease to demand that Lessee promptly discontinue its use of the Licensed Software after termination of a Lease and destroy all tangible and intangible items constituting such Licensed Software, Meditech shall comply with the provisions of paragraph 5 below as if the Lessee was a Successor Party.

4. The right to receive the balance of any prepaid support services originally financed under the Lease, shall, to the extent not yet performed by Meditech, also be transferred to the Successor Party. If the successor party wishes to renew or upgrade such software support services, the Successor Party may contact Meditech directly for such upgrades or renewals.

5. Without limiting the generality of the foregoing, for so long as BALC or its assigns have not yet recovered the whole of the net book value of the Leases, Meditech shall not directly or indirectly enter into negotiations or participate in communications with any party or category of parties which BALC in good faith believes is an actual or potential Successor Party, and has identified in a written notice addressed to Meditech, concerning any proposal, arrangement, or contract, involving the granting of a license, perpetual or otherwise, to a Successor Party, to use the Licensed Software or any software performing functions substantially similar to those hitherto performed by the Licensed Software for the Lessee, except in furtherance of the objectives set forth in this letter agreement for the benefit of BALC or its assigns. BALC shall inform Meditech in writing when it has completed recovery of the whole of the net book value of the Leases.

6. To the extent contemplated by, and subject to the provisions of, this letter agreement, the licenses granted in terms of the SSA with respect to the Licensed Software, and the rights and benefits of Lessee thereunder, shall be deemed transferable, but only to the extent provided for in the SSA.

7. Meditech hereby consents to the Lessee granting to BALC a security interest in all Lessee's rights in the Licensed Software and the licenses thereto.

Please execute both originals of this letter agreement in the space provided below, and return one original to us, retaining the other for your records.

Very truly yours,




P. Wesley Yount, III
Principal

Agreed and Confirmed:


Lawrence A. Polimeno
for Medical Information Technology, Inc.

Acknowledged and Confirmed:



for PHC, Inc.